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                                               EXHIBIT 23(a)(b)(c)(d)(e) and (f)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Torchmark Corporation

We consent to incorporation by reference in the Registration Statements (Nos. 2-76378, 2-76912, 2-93760, 33-23580, 33-1032, and 33-65507) on Forms S-8 of our
report dated February 2, 1998, except for Note 16 which is as of February 20, 1998 and Note 6 which is as of March 5, 1998, relating to the consolidated balance sheet of Torchmark Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Torchmark Corporation. Our report refers to changes in accounting principles to adopt the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of.


                                               KPMG Peat Marwick LLP


Birmingham, Alabama
March 27, 1998